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                                                                   EXHIBIT 10.13


         THIS AGREEMENT made as of the ___ day of _______, _____

BETWEEN:

                  INZECO HOLDINGS INC., a body corporate, having an office in the City of Calgary, in the Province of Alberta

                  (herein referred to as the "Corporation")

                                     - and -

                  _____________________, of the City of ____________, in the
                  Province of ___________

                  (herein referred to as the "Consultant").


                             STOCK OPTION AGREEMENT

         WHEREAS the Corporation is incorporated under the laws of the Province of Alberta; and

         WHEREAS the board of directors of the Corporation has agreed to grant unto the Consultant an option to purchase an aggregate of _______________________________ (__________) Common Shares without par value of its authorized unissued share capital in consideration of the Consultant's ongoing services and contributions to the Corporation; and

         WHEREAS the granting of such option to the Consultant was authorized by the board of directors of the Corporation effective ____ __, ____;


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         NOW, THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants hereinafter set forth, and for other valuable consideration, the parties hereto have agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.01  In this Agreement the following terms shall have the following meanings:

      (a)      "Board" means the board of directors of the Corporation.

      (b) "Corporation" means INZECO HOLDINGS INC. and any successor or continuing corporation resulting from any form of corporate reorganization.

      (c) "Option Shares" means the Shares the Consultant is entitled to purchase under the Share Option.

      (d) "Share Option" means an option to purchase Shares granted to the Consultant pursuant to this Agreement, and includes any portion of that option.

      (e)      "Share Option Agreement" means this Agreement.

      (f)      "Expiration date" means _______ ___, ______.

      (g) "Option date" in respect of the Share Option means the date of this Agreement.

      (h) "Option Price" means the price per share for each portion of the Share Option set forth in clause 2.01 hereof.

      (i) "Plan" means the Stock Option Plan of the Corporation dated June 24, 1997, as amended on March 31, 1998, November 22, 1999 and November 9, 2000.

      (j) "Share" means a Common Share of the Corporation as constituted at the date hereof.

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      (k)      "Subsidiary" means a subsidiary of the Corporation as a
               subsidiary is defined in subsection 2(4) of the Business Corporations Act (Alberta) as such provision if from time to time amended, varied or re-enacted.

1.02 In this Agreement, the masculine gender shall include the feminine gender and the singular shall include the plural and vice versa wherever the context requires.

                                   ARTICLE II

                                  SHARE OPTION

2.01 The Corporation hereby grants to the Consultant, subject to the terms and conditions hereinafter set out, an irrevocable option to purchase at any time or from time to time on or before the Expiration date, ______________________ (____________) Common Shares of the Corporation at a price of $_____ per Share.

2.02 At 4:30 p.m., Calgary time, on the Expiration Date, the Share Option shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Option Shares in respect of which the Share Option hereby granted has not then been exercised.

                                   ARTICLE III

                       CURRENCY DURING TERM OF EMPLOYMENT

3.01 If subsequent to the Option Date and prior to the Expiration Date, all of the Consultant's positions as a director, officer or employee of the Corporation and any Subsidiary, as the case may be, is terminated by reason of the death of the Consultant, the Share Option may be exercised during the period expiring the earlier of the Expiration Date or one year after such date of death. In the event of the Consultant's death, the rights of the Consultant under the Share Option may be exercised by the person or persons to whom the Consultant's rights under the Share Option shall

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pass by will or applicable law or, if no such person has such right, by the
Consultant's executors or administrators, subject to the time limitations as aforesaid.

3.02 If subsequent to the Option Date and prior to the Expiration Date, all of the Consultant's positions as a director, officer or employee of the Corporation and any subsidiary, as the case may be, is terminated for any reason other than the death of the Consultant, the Share Option may be exercised during the ninety
(90) day period following the date on which the Consultant's position is terminated from all such positions, and upon the expiry of such ninety (90) day period, the Share Option shall expire.

                                   ARTICLE IV

                                   ADJUSTMENTS

4.01 In the event that the outstanding Shares of the Corporation are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Corporation, or in the event that there is a reorganization, consolidation, subdivision, reclassification, dividend payable in capital stock or other change in the capital stock of the Corporation, then the Consultant shall thereafter upon the exercise of the Share Option, be entitled to receive, in lieu of the number of shares to which the Consultant was theretofore entitled upon such exercise, the kind and amount of shares or other securities or property which the optionee would have been entitled to receive as a result of any such event if, on the effective date thereof, the Consultant had been the holder of the Shares to which he was theretofore entitled upon such exercise.

4.02 In the event the Corporation proposes to amalgamate, merge or consolidate with any other corporation (other than with a wholly-owned subsidiary of the Corporation) or to liquidate, dissolve or wind-up, or in the event an offer to purchase the shares of the Corporation or any part thereof shall be made to all holders of Shares of the Corporation, the Corporation shall have the

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right, upon written notice thereof to the Consultant, to require the exercise of the Share Option within the thirty (30) day period next following the date of such notice and to determine that upon the expiration of such thirty (30) day period, all rights of the Consultant to exercise same (to the extent not theretofore exercised) shall IPSO FACTO terminate and cease to have any further force or effect whatsoever.

                                    ARTICLE V

                         RESERVATION OF TREASURY SHARES

5.01 The Corporation shall at all times during the term of this Agreement, reserve and keep available a sufficient number of Treasury Shares to satisfy the requirements hereof.

                                   ARTICLE VI

                            RESTRICTION ON ASSIGNMENT

6.01 The Share Option granted hereby is, insofar as the Consultant is concerned, personal and non-assignable and neither this Agreement nor any rights in regard thereto shall be transferable or assignable except upon the death of the Consultant pursuant to Clause 3.01 hereof.

                                   ARTICLE VII

                          EXERCISE OF THE SHARE OPTION

7.01 The Share Option may be exercised by the Consultant in accordance with the provisions hereof in whole or in part, from time to time, by delivery of written notice of such exercise and by tendering the payment therefor in cash or by certified cheque to the Corporation at its principal office or registered office in the City of Calgary, in the Province of Alberta. Such notice shall state the number of the Option Shares with respect to which the Share Option is then being exercised. The Share Option shall be deemed for all purposes to have been exercised to the extent stated in such notice upon delivery of the notice and a tender of payment in full,

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notwithstanding any delay in the issuance and delivery of the certificates for the Shares so purchased.

                                  ARTICLE VIII

                 RIGHTS OF THE CONSULTANT PRIOR TO EXERCISE DATE

8.01 The Share Option herein granted shall not entitle the Consultant to any rights whatsoever as a shareholder of the Corporation with respect to any Shares subject to the Share Option until it has been exercised in accordance with Clause 7.01 and Option Shares have been issued as fully paid and non-assessable.

                                   ARTICLE IX

                               FURTHER ASSURANCES

9.01 The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such additional documents as may be required to give effect to the terms and intention of this Agreement.

                                    ARTICLE X

                                STOCK OPTION PLAN

10.01 It is understood and agreed by the Consultant and the Corporation that this Agreement is subject to the provisions of the Plan.

                                   ARTICLE XI

                                ENTIRE AGREEMENT

11.01 This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof.

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                                   ARTICLE XII

                                    ENUREMENT

12.01 Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
12.02 This Agreement shall continue to constitute a binding obligation of the Corporation notwithstanding any change of control of its voting securities during the term hereof.

                                  ARTICLE XIII

                                OTHER PROVISIONS

13.01 This Agreement may be executed in counterparts and when so executed, each such counterpart is as valid and binding on each of the parties hereto as every other counterpart.

13.02 Delivery of facsimile copies of this Agreement executed by the parties hereto shall be legally binding upon the parties as if any such facsimile copy were an original.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                           INZECO HOLDINGS INC.

                                           Per:
                                                ----------------------------

SIGNED, SEALED AND DELIVERED      )
in the presence of:               )
                                  )
                                  )
----------------------------------)        ---------------------------------
Witness

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